Exhibit 10.4

LOCK-UP AGREEMENT

November 5, 2026

iSpecimen Inc.

8 Cabot Road, Suite 1800

Woburn, MA 01801

E.F. Hutton & Co.

745 Fifth Avenue, 34th Floor & PH

New York, NY 10151

Re:	Placement Agency Agreement, dated as of November 5, 2026 (the “Placement Agency Agreement”), between iSpecimen Inc. (the “Company”) and E.F. Hutton & Co. (the “Placement Agent”), and Securities Purchase Agreement, dated as of November 5, 2026 (the “Purchase Agreement”), among the Company and the purchasers party thereto

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Placement Agency Agreement. In satisfaction of a condition of the Placement Agent’s obligations under the Placement Agency Agreement and the Purchasers’ obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company and the Placement Agent that, from the date hereof until ninety (90) days after the Closing Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible into, exchangeable or exercisable for shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Lock-Up Securities”), excluding any securities issued or issuable as consideration in connection with the Company’s asset purchase transaction with Foldlab AI that are held in escrow and subject to a separate lock-up agreement (the “Foldlab Securities”), which shall not constitute Lock-Up Securities or otherwise be subject to this Letter Agreement and shall instead be governed solely by such separate lock-up agreement, or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents, or publicly disclose the intention to do any of the foregoing. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. All references to the number or amount of shares of Common Stock or other securities hereunder shall be appropriately adjusted to give effect to any reverse or forward stock split, stock dividend, stock combination, recapitalization or similar transaction occurring after the date hereof. The undersigned acknowledges that the Company shall provide written notice to the transfer agent of the Company to inform it of the Restriction Period, which written notice shall include notification by email. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.

The Placement Agent shall serve as the sole lock-up release agent for the Restriction Period. The Placement Agent may, in its sole discretion, consent to or waive any restriction or condition hereunder, or release any Lock-Up Securities from the restrictions hereunder, by written notice to the Company and the undersigned; provided that any such consent, waiver or release shall be effective only upon delivery of such written notice to the Company and the undersigned, and the Company shall promptly notify the transfer agent thereof. For the avoidance of doubt, no stockholder of the Company that is not a director or executive officer of the Company shall be required by the Company or the Placement Agent to execute this Letter Agreement, and neither the Company nor the Placement Agent shall be obligated to compel any such stockholder to do so.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities in the circumstances described in clauses (i) through (viii) below, provided that (1) the Company and the Placement Agent receive a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) any filing required under Section 16 of the Exchange Act in connection with any such transfer may be made, provided that such filing identifies the applicable permitted transfer and states that it was made pursuant to a permitted exception under this Letter Agreement, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers during the Restriction Period. The transfer described in clause (ix) below shall be permitted notwithstanding conditions (1) and (2), subject to the conditions expressly set forth in clause (ix):

(i) as a bona fide gift or gifts, including gifts made for estate-planning purposes;

(ii) to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii) to any corporation, partnership, limited liability company or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(v) if the undersigned is a trust, to the beneficiary of such trust;

(vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order;

(vii) to a charity or educational institution;

(viii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(ix) sales of Common Stock made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act established and in effect prior to the date hereof, provided that any filing under Section 16 of the Exchange Act made in connection with such sales shall state that such sales were made pursuant to such trading plan;

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict (i) the delivery of shares of Common Stock to the undersigned upon exercise of any options or settlement of restricted stock units or other equity awards granted under any employee benefit plan of the Company, or the exercise of warrants, including any cashless or net exercise, provided in each case that any shares of Common Stock or other securities acquired in connection with any such exercise or settlement will remain subject to the restrictions set forth in this Letter Agreement, (ii) the withholding, surrender or sale of shares of Common Stock to cover the payment of exercise prices, tax withholding obligations or other taxes associated with the exercise or settlement of equity awards described in clause (i) above, including any net exercise or net settlement, (iii) the grant, issuance, vesting, settlement, exercise, cancellation or administration of awards by the Company pursuant to any equity incentive plan, employee benefit plan, agreement or arrangement, (iv) any sale or other transfer of shares of Common Stock acquired by the undersigned in open-market transactions after the Closing Date, so long as such shares were not acquired from the Company or any of its Affiliates, or (v) any transfer of Lock-Up Securities pursuant to a tender offer, merger, consolidation, business combination, change of control transaction or sale of all or substantially all of the assets of the Company, in each case approved by the Company’s board of directors.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Placement Agent and the Purchasers to complete the transactions contemplated by the Placement Agency Agreement and the Purchase Agreement, and the Company and the Placement Agent shall each be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Placement Agency Agreement and the Purchase Agreement.

For purposes of this Letter Agreement and the lock-up requirements applicable to executive officers of the Company, any person serving as an executive officer through a contractor, consulting or other service entity shall be treated as an executive officer notwithstanding the form of engagement, including Shahin Behroyan, who serves as Chief Executive Officer through 1605811 BC Ltd. If an executive officer serves through such an entity, the individual and the entity shall be subject to the restrictions in this Letter Agreement with respect to any Lock-Up Securities beneficially owned, held or hereafter acquired by either, and the entity shall execute this Letter Agreement or a written joinder thereto, or otherwise agree in writing to be bound by this Letter Agreement.

This Letter Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (i) the termination of the Purchase Agreement in accordance with its terms or the Purchase Agreement otherwise ceasing to be effective, (ii) the failure of the Closing to occur on or before the Outside Date (as defined in the Purchase Agreement), and (iii) the expiration of the Restriction Period. Upon any such termination, the undersigned shall be released from all obligations under this Letter Agreement, except for any obligations that expressly survive termination.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Placement Agent other than as expressly set forth herein, that the Placement Agent is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Lock-Up Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Lock-Up Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company and the Placement Agent. This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement, and delivery of an executed counterpart by email (including .pdf) or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first written above.

Signature:______________________________

Print Name:_____________________________

Position in Company:_____________________

Address for Notice:

_____________________________________

_____________________________________

Email:_________________________________

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

iSPECIMEN INC.

By:
Name:	Shahin Behroyan
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

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